Exhibit 10.4

EXECUTION COPY

TERMINATION AGREEMENT

To

 ASSET PURCHASE AGREEMENT

This Termination Agreement to Asset Purchase Agreement (this "Agreement") is made and entered into as of February 2, 2015 (the "Effective Date") by and among BeyondSpring Inc., a Cayman Islands exempted company (the "Company"), Dalian Wanchun Biotechnology Co., Ltd. (hereinafter called "Wanchun") and Nereus Pharmaceuticals, Inc. (hereinafter called "Nereus"). In the event that the Company's IPO (as defined below) is not consummated within three (3) years following the Effective Date, the provisions of this Agreement shall not take effect. Each of the Company, Wanchun and Nereus is referred to herein individually as a "party" and collectively as the "parties".

WHEREAS, Wanchun and Nereus entered into an Asset Purchase Agreement on January 30, 2013 in respect of the purchase of certain assets by Wanchun from Nereus (the "Purchase Agreement"). Any capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

WHEREAS, the parties wish to terminate the Purchase Agreement and enter into this Agreement, as set forth herein.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, Wanchun and Nereus agree that the Purchase Agreement is hereby amended as follows:

1.	Effective as of immediately prior to the consummation of the Company's first underwritten public offering of its equity securities pursuant to the United States Securities Act of 1933, as amended (the "Effective Time", and such public offering, the "IPO"), the Purchase Agreement shall terminate and be of no further force and effect, and thereafter none of the Company, Wanchun or any of their affiliates shall have any obligations thereunder except as set forth herein (except that, for clarity, the sale, transfer, conveyance, assignment and delivery of all Transferred Assets under the Purchase Agreement and Ancillary Agreements shall survive and remain in full force and effect).

2(a).	At the Effective Time, the Company shall issue and allot such number of ordinary shares representing 10% of the Company's fully-diluted equity capitalization immediately prior to the IPO (the "Nereus Shares") to a single corporate entity designated by Nereus (the "Nereus Designee"). Nereus shall promptly furnish to the Company such information regarding the Nereus Designee as the Company may reasonably request in connection with the IPO.

EXECUTION COPY

2(b).	The Nereus Designee shall not, and Nereus shall cause the Nereus Designee not to, Transfer (as defined below) the Nereus Shares to any other Person prior to the IPO.

3(a).	Without limiting Section 2(b) above, Nereus acknowledges and agrees, on behalf of itself and the Nereus Designee, and shall ensure, that the Nereus Designee shall not, and shall cause any subsequent direct or indirect transferee of the Nereus Shares (by any form of Transfer) to agree (each a "Transferee"), as a condition to any Transfer of the Nereus Shares, not to, until the date that is 180 days after the date of the final prospectus relating to the registration by the Company for its own behalf of any equity securities under the Securities Act of 1933, as amended (the "Securities Act"), on a registration statement on Form S-1 or Form F-1, or such other period as may be requested by the Company or an Underwriter (as defined below), including to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto (such period, the "Specified Time Period"), without the prior written consent of the managing underwriter in such registered offering:

(i)          lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any of the Nereus Shares or any other of the Company's equity securities or any securities convertible into or exercisable or exchangeable (directly or indirectly) for any of the Nereus Shares or the Company's other equity securities (whether such shares or any such securities are then owned by the Nereus Designee or any of its Transferees or are thereafter acquired), or

(ii)         enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Nereus Shares or any other of the Company's equity securities;

in each case, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of equity securities other securities, in cash, or otherwise (each, a "Transfer"). The underwriters in connection any registration described in this Section 3(a) (each, an "Underwriter") are intended third party beneficiaries of this Section 3(a) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Nereus Designee or any of its Transferees further agrees to execute such agreements as may be reasonably requested by the Underwriters in connection with any registration described in this Section 3(a) or that are necessary to give further effect thereto. For clarity, the foregoing shall not restrict Transfer of the Nereus Shares by the Nereus Designee following the end of the Specified Time Period, to the extent permitted by applicable law. Following the end of the Specified Time Period through the one-year anniversary of the Effective Time, the Company agrees to

EXECUTION COPY

continue to be subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and to file on a timely basis all reports and other documents requested to be filed by it under Section 13 or 15(d) of the Exchange Act (and to satisfy any future criteria under Rule 144(c)(1) of the Securities Act or its successor provisions) and, if requested by the Nereus Designee, the Company agrees to use its commercially reasonable efforts to cooperate with the Nereus Designee to effect the Transfer of the Nereus Shares in compliance with applicable law in a manner exempt from registration under the Securities Act; provided that the Nereus Designee shall first deliver such documentation to the Company as it may reasonably request in connection with such Transfer.

3(b).	If at any time following the one-year anniversary of the Effective Time, the Nereus Designee requests that the Company file a registration statement for a public offering of the Registrable Common Stock (as defined herein), then, at the Company's expense, the Company shall use its commercially reasonable efforts to register under the Securities Act on a registration statement (a "Registration"), for a public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Common Stock specified in such notice; provided, however, that the Company shall only be obligated to use its commercially reasonable efforts to effect one such Registration under the terms of this Agreement. For purposes of this Paragraph 3(b), "Registrable Common Stock" means the Nereus Shares; provided, however, that any such Nereus Shares shall cease to be Registrable Securities (i) upon any sale of Nereus Shares pursuant to a registration statement or Rule 144 under the Securities Act or (ii) if such securities may be sold without restriction pursuant to Rule 144.

4.	Nereus acknowledges that to its knowledge it sold, transferred, conveyed, assigned and delivered to Wanchun all Intellectual Property of Nereus related to the Program at the time of the Closing. At the Company's expense, Nereus (or its successor or assign), will use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable law to consummate the transactions contemplated by the Purchase Agreement, including (a) preparing and filing as promptly as practicable with any Governmental Body or other Third Party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (b) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Body or other Third Party that are necessary, proper or advisable to consummate the transactions contemplated by the Purchase Agreement, and (c) facilitating the orderly transfer of the Transferred Assets to Wanchun including the development, manufacturing (including reports, processes and materials) and storage activities related to the Company Compound and Products. In addition, all costs and expenses incurred by Nereus or its Representatives in connection with fulfilling any of the Company's requests under this Section 4, including attorneys' fees, shall be borne

EXECUTION COPY

by the Company and shall be reimbursed by the Company promptly (but in any event no more than thirty (30) days) following receipt of an invoice from Nereus or its Representatives of such costs and expenses.

5.	Each party represents and warrants to the other party, as of the Effective Time, that: (i) it has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and (ii) this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

6.	This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof (other than, for clarity, the Purchase Agreement as expressly terminated hereby). This Agreement may be executed in counterparts, each of which so executed shall be considered an original. Once signed, any reproduction of this Agreement made by reliable means (for example, electronic image, photocopy, or facsimile) is considered an original.

7.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

8.	Specific Performance. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Nereus, Wanchun and the Company would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in addition to any other remedy to which a non-breaching party may be entitled at law, a non-breaching party shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof without the necessity of demonstrating the inadequacy of monetary damages.

9.	Fortis Exculpation. The Company and Wanchun acknowledge that Fortis Advisors LLC ("Fortis") is solely acting in an administrative capacity as the agent and attorney-in-fact for and on behalf of Nereus and its former stockholders. As such, the Company and Wanchun acknowledge and agree that Fortis shall not be required to expend or risk its own funds or otherwise incur any financial liability or any other form of liability in the exercise or performance of any of its powers, rights, duties, or privileges or administration of its duties set forth hereunder.

[Signature Page Follows]

EXECUTION COPY

ACKNOWLEDGED AND AGREED:

Dalian Wanchun Biotechnology Co., Ltd.		Nereus Pharmaceuticals, Inc.
Executed by FORTIS ADVISORS LLC, in its capacity as agent of the former stockholders of Nereus Pharmaceuticals, Inc.

By	/s/ Lan Huang

Name	Lan Huang, Ph.D	Name	/s/ Authorized Signatory
(Type or Print)		(Type or Print)

Title	CEO	Title	Managing Director

Date	2/2/2015	Date	2/2/2015

BeyondSpring Inc.

By	/s/ Lan Huang

Name	Lan Huang, Ph.D
(Type or Print)

Title	CEO

Date	2/2/2015